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                                      April 28, 2000


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549



We have read Item 4 included in the attached Form 8-K dated April 24, 2000 of Janex International, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in the first two paragraphs therein.

                                               Very truly yours,


                                               /s/ Ernst & Young LLP, CPA's
                                               ----------------------------
                                               Ernst & Young LLP, CPA's


Copies to:   Vincent Goett, President
             John G. Nossiff, Jr., Esq.
             Brown, Rudnick, Freed & Gesmer